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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the use in this Registration Statement on Form S-1 of Photon Dynamics, Inc. of our report dated January 7, 2002 relating to the consolidated financial statements of Intelligent Reasoning Systems, Inc. and subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
January 9, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS